Exhibit 99.2

VIA NET.WORKS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2004

(In thousands of U.S. dollars, except share data)

	VIA as reported	VIA UK Group	Pro Forma Adjustments		Pro Forma Consolidated, excl. VIA UK
ASSETS
Current assets:
Cash and cash equivalents	$42,291	1,400	9,514	(A)	$50,405
Restricted cash	1,409	0			1,409
Trade and other accounts receivable	13,868	5,753	3,619	(A)	11,734
Other current assets	6,157	1,644			4,513
Deferred tax assets	1,637	0			1,637
Total current assets	65,362	8,797	13,133		69,698
Property and equipment, net	12,455	1,446			11,009
Goodwill	14,154	2,043			12,111
Intangible assets, net	4,420	0			4,420
Other non-current assets	1,224	(168)			1,392
Deferred tax asset	7,928	0			7,928

Total assets	$105,543	12,118	13,133		$106,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,997	2,615			$9,382
VAT and other taxes payable	1,952	618			1,334
Current portion of capital lease obligations and long-term payables	426	0			426
Deferred revenue	18,636	6,214			12,422
Accrued expenses	8,950	1,404			7,546
Deferred tax liability	7,928	0			7,928
Other current liabilities	3,083	4			3,079
Total current liabilities	52,972	10,855			42,117
Capital lease obligations and long-term payables, less current portion	228	0			228
Deferred tax liability	1,142	0			1,142

Total liabilities	54,342	10,855			43,487

Stockholders’ equity:
Common stock	63	246	246		63
Additional paid-in capital	557,909	2,423	2,423		557,909
Treasury stock	(1,521)	0	0		(1,521)
Accumulated deficit	(473,448)	2,542	10,464		(465,526)
Accumulated other comprehensive loss	(31,802)	(3,948)	0		(27,854)

Total stockholders’ equity	51,201	1,263	13,133	(B)	63,071

Total liabilities and stockholders’ equity	$105,543	12,118	13,133		$106,558

VIA NET.WORKS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the six month period ended June 30, 2004

(In thousands of U.S. dollars, except share data)

	VIA as reported	VIA UK Group	Pro Forma Adjustments*		Pro Forma Consolidated, excl. VIA UK

Revenue	$36,474	10,707	(500	)(C)	25,267
Operating costs and expenses:
Internet services	17,589	4,393			13,196
Selling, general and administrative	34,589	5,860			28,729
Impairment and restructuring charges	783	0			783
Depreciation and amortization	4,718	773			3,945

Total operating costs and expenses	57,679	11,026			46,653

Operating loss from continuing operations	(21,205)	(319)	(500)		(21,386)

Interest income (expense), net	273	1			272
Other income (expense), net	3,576	3,804	180	(D)	(48)
Gain on disposal of subsidiary	0	0	11,870	(A)	11,870
Foreign currency gains (losses), net	(3,881)	7			(3,888)

Gain (Loss) from continuing operations income taxes	(21,237)	3,493	11,550		(13,180)
Income tax benefit (expense)	(57)	0			(57)

Net gain (loss) from continuing operations	$(21,294)	3,493	11,550		$(13,123)

Net loss from continuing operations per share – basic and diluted	$(0,35)				$(0,22)

Share used in computing basic and diluted loss per share	60,860,462				60,860,462

For the year ended December 31, 2003

(In thousands of U.S. dollars, except share data)

	VIA as reported	VIA UK Group	Pro Forma Adjustments*		Pro Forma Consolidated, excl. VIA UK

Revenue	$68,668	24,785	(1,410	)(E)	42,473
Operating costs and expenses:
Internet services	31,414	7,949	(700	)(F)	22,765
Selling, general and administrative	58,304	16,217			42,087
Impairment and restructuring charges	11,724	0			11,724
Depreciation and amortization	8,107	3,680			4,427

Total operating costs and expenses	109,549	27,846	(700)		81,003

Operating loss from continuing operations	(40,881)	(3,061)	(710)		(38,530)

Interest income (expense), net	1,088	2			1,086
Other income (expense), net	(574)	(253)	315	(G)	(6)
Foreign currency gains (losses), net	16,293	(6)			16,299

Loss from continuing operations income taxes	(24,074)	(3,318)	(395)		(21,151)
Income tax benefit (expense)	(165)				(165)

Net loss from continuing operations	$(24,239)	(3,318)	(395)		$(21,316)

Net loss from continuing operations per share – basic and diluted	$(0.39)				$(0,35)

Share used in computing basic and diluted loss per share	61,135,959				61,135,959

NOTES TO PRO FORMA FINANCIAL INFORMATION

Notes to the Pro Forma consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations:

(A) The consideration for the shares equals $9,514K in cash received at closing, and $3,619K in cash to be received within one year. The gain on the disposal, amounting to $11,870K has been calculated by deducting the net asset value of the consideration for Via UK Group and is presented under the caption Other Income in the Pro Forma Consolidated Statement of Operations for the six month period ended June 30, 2004.

(B) Pro forma adjustments include the elimination of the UK equity plus the income statement effect of additional inter-company adjustments.

Stockholders’ equity Pro Forma Consolidated:	$63,071K
Stockholders’ equity VIA (before adjustments):	$51,201K

Difference:	$11,870K

Explanation of difference:
Consideration of disposal:	$13,133K
Elimination net asset value of VIA UK Group	$(1,263K	)
Total explained:	$11,870K

(C) VIA NET.WORKS, Inc recognized intercompany revenues amounting to $500K relating to transactions with the UK operations which, on a pro forma basis, should not be considered in the Statement of Operations for the 6 month period ended June 30, 2004.

(D) VIA NET.WORKS, Inc incurred intercompany expenses amounting to $180K relating to transactions with the UK operations which, on a pro forma basis, should not be considered in the Statement of Operations for the 6 month period ended June 30, 2004. Please also refer to explanation (A) regarding the result of the transaction.

(E) VIA NET.WORKS, Inc recognized intercompany revenues amounting to $1,410K relating to transactions with the UK operations which, on a pro forma basis, should not be considered in the Statement of Operations for the 12 month period ended December 31, 2003.

(F) VIA NET.WORKS, Inc incurred intercompany expenses amounting to $700K relating to transactions with the UK operations which, on a pro forma basis, should not be considered in the Statement of Operations for the 12 month period ended December 31, 2003.

(G) VIA NET.WORKS, Inc incurred intercompany expenses amounting to $315K relating to transactions with the UK operations which, on a pro forma basis, should not be considered in the Statement of Operations for the 12 month period ended December 31, 2003.

* The costs of divestment are not included in the Pro Forma Consolidated accounts.